ERNST & YOUNG

Ernst & Young LLP
Chartered Accountants
Pacific Centre
700 West Georgia Street
P.O. Box 10101
Vancouver, British Columbia V7Y 1C7

Phone: 604 891-8200
Fax: 604 643-5422

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Uranium Energy Corp. on Form S-8 pertaining to the 2006 Stock Incentive Plan of our report dated September 28, 2007, with respect to the financial statements of Uranium Energy Corp. included in the Annual Report on Form 10-KSB of Uranium Energy Corp. for the period ended July 31, 2007, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Chartered Accountants

Vancouver, Canada,
November 23, 2007